------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                 Amendment No. 1
                                       to
                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 25, 2003



                                 IA Global, Inc.
               (Exact Name of Registrant as specified in Charter)


          Delaware                    1-15863                  13-4037641
(State or other jurisdiction    (Commission File No.)         (IRS Employer
      of incorporation)                                   Identification Number)


             533 Airport Boulevard, Suite 400, Burlingame, CA 94010
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (650) 685-2403


 ------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         On February 10, 2003, we acquired directly from iAccele Co., Ltd. ("iAccele") newly issued stock of iAccele resulting in an ownership of approximately 76.9% of the outstanding common stock of iAccele. The balance of the capital stock of iAccele is owned by InfoShower Exchange Corp. ("InfoShowerX"). At the time of the acquisition, Inter Asset Japan LBO No. 1 Fund ("IAJ") beneficially owned 49.1% of our common stock, PBAA Fund Ltd. owned 7.7% of our common stock and Terra Firm Fund Ltd. owned 25.3% of our common stock, or 76.5% in the aggregate. Such entities have stated in a Schedule 13D that they may be deemed a "group" for purposes of Rule 13d-3 under the Securities Exchange Act of 1934. The beneficial ownership of IAJ includes 10,638,570 shares of common stock that are issuable upon conversion of a promissory note in the amount of $1,063,857.

         At the time of the acquisition, IAJ also beneficially owned directly and indirectly 42.7% of the common stock of InfoShowerX. Alan Margerison, President, Chief Executive Officer and a director of our company, serves as President and Chief Executive Officer of Inter Asset Japan KK (Kabushiki Gaisha), an affiliate of IAJ.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of I-accele Corp.

We have audited the accompanying balance sheet of I-accele Corp. (a wholly owned subsidiary of Info Shower Exchange Corp.) as of December 31, 2002 and the related statements of operations, stockholder's deficiency and cash flows for the period from July 19, 2002 (inception) through December 31, 2002, expressed in Japanese yen. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and its cash flows for the period from July 19, 2002 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

I-accele Corp. is a wholly owned subsidiary of Info Shower Exchange Corp. and, as disclosed in the financial statements, has transactions with and relies on Info Shower Exchange Corp. Because of this relationship, the terms of transactions with Info Shower Exchange Corp. are not the same as those that would result from transactions among unrelated parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 and 9 to the financial statements, the Company has incurred losses to date, has negative working capital of approximately Yen 104 million at December 31, 2002 and is substantially reliant on the support of the Company's parent. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans as to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Sanyu & Co.
Tokyo, Japan
April 2, 2003

I-ACCELE CORP.

BALANCE SHEET
DECEMBER 31, 2002


ASSETS

CURRENT ASSETS:
   Cash  and cash equivalents ............................      (Y)      19,360
   Accounts receivable - trade ...........................           16,283,946
   Due from parent (Note 5) ..............................           18,723,110
   Refundable consumption taxes ..........................            5,473,451
   Deferred license fee ..................................           11,855,430
   Other current assets ..................................               61,604
                                                                   ------------

        Total current assets .............................           52,416,901

PROPERTY AND EQUIPMENT:
   Machinery and equipment ...............................           10,184,000
   Software ..............................................            3,973,000
                                                                   ------------

                                                                     14,157,000

   Less: accumulated depreciation ........................           (1,701,355)
                                                                   ------------

        Net property and equipment .......................           12,455,645

SOFTWARE DEVELOPMENT COSTS, net ..........................           17,283,391

OTHER ASSETS .............................................              107,100
                                                                   ------------

TOTAL ....................................................      (Y)  82,263,037
                                                                   ============

                                                                    (Continued)

I-ACCELE CORP

BALANCE SHEET
DECEMBER 31, 2002


LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES:
   Accounts payable - trade .................................   (Y)  13,021,560
   Accounts payable - other .................................         4,032,057
   Acquisition costs payable to parent (Note 5) .............       120,100,000
   Deferred revenue .........................................        43,689,958
   Income taxes payable .....................................         5,600,000
                                                                   ------------

         Total current liabilities ..........................       186,443,575
                                                                   ------------


COMMITMENTS (Note 6)

STOCKHOLDER'S DEFICIENCY:
   Common stock, no par value;
     9,000 shares authorized;
     600 shares issued and outstanding ......................        10,000,000
   Additional paid-in capital ...............................       (91,000,000)
   Accumulated deficit ......................................       (23,180,538)
                                                                   ------------
        Total stockholder's deficiency ......................      (104,180,538)
                                                                   ------------

TOTAL .......................................................   (Y)  82,263,037
                                                                   ============

See accompanying notes to financial statements.

I-ACCELE CORP.

STATEMENT OF OPERATION
FOR THE PERIOD FROM JULY 19, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002


NET SALES ...................................................    (Y)    643,373

COST OF SALES ...............................................         8,832,224
                                                                    -----------

GROSS LOSS ..................................................        (8,188,851)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ................         9,453,323
                                                                    -----------

OPERATING LOSS ..............................................       (17,642,174)

OTHER INCOME:
   Interest income ..........................................            61,604
   Other income .............................................                32
                                                                    -----------

     Total other income .....................................            61,636
                                                                    -----------

LOSS BEFORE INCOME TAXES ....................................       (17,580,538)

INCOME TAXES ................................................         5,600,000
                                                                    -----------

NET LOSS ....................................................    (Y)(23,180,538)
                                                                    ===========

See accompanying notes to financial statements.

I-ACCELE CORP.

STATEMENT OF STOCKHOLDER' S DEFICIENCY
FOR THE PERIOD FROM JULY 19, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                                     COMMON STOCK            ADDITIONAL
                                     ------------             PAID-IN         ACCUMULATED     STOCKHOLDER'S
                                  SHARES      AMOUNT          CAPITAL           DEFICIT        DEFICIENCY
                                  ------      ------          -------           -------        ----------
Issuance of common stock
   to Info Shower Exchange Corp.    600   (Y) 30,000,000   (Y)          -   (Y)          -   (Y)  30,000,000

Deemed Distribution to parent ..      -      (20,000,000)     (91,000,000)               -      (111,000,000)

Net loss .......................      -                -                -      (23,180,538)      (23,180,538)
                                  -----   --------------   --------------   --------------   ---------------

Balance, December 31, 2002 .....    600   (Y) 10,000,000   (Y)(91,000,000)  (Y)(23,180,538)  (Y)(104,180,538)
                                  =====   ==============   ==============   ==============   ===============

See accompanying notes to financial statements and independent auditors' report.

I-ACCELE CORP.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 19, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss ................................................... (Y) (23,180,538)
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization ..........................       2,611,007
         Changes in operating assets and liabilities:
         Account receivable ...................................     (35,007,056)
         Deferred license fees ................................     (11,855,430)
         Accrued income .......................................         (61,604)
         Refundable consumption taxes .........................      (5,473,451)
         Account payable ......................................      17,053,617
         Deferred revenue .....................................      43,689,958
         Income taxes payable .................................       5,600,000
                                                                   ------------
             Net cash used in operating activities ............       6,623,497

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid for other assets .................................        (107,100)
   Software development costs .................................     (18,193,043)
                                                                   ------------
             Net cash used in investing activities ............     (18,900,143)

CASH FLOWS FROM FINANCING ACTIVITIES
   Initial issuance of common stock to parent company .........      30,000,000
   Costs paid by Infoshower Exchange Corp. ....................      (4,457,000)
                                                                   ------------
             Net cash provided by financing activities ........      25,543,000
                                                                   ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS .....................          19,360
                                                                   ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD ...................... (Y)      19,360
                                                                   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
     Interest ................................................. (Y)           -
                                                                   ------------
     Income taxes paid ........................................ (Y)           -
                                                                   ------------

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:
Transfer of fixed assets from parent company .................. (Y)  13,557,000
                                                                   ------------
Deemed distribution payable to parent ......................... (Y) 111,000,000
                                                                   ------------

See accompanying notes to financial statements and independent auditors' report.

I-ACCELE CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 19, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

1.     ORGANIZAITON AND PRESENTING FINANCIAL STATEMENTS

       I-accele Corp. (the "Company") was incorporated on October 17, 2002 in Tokyo, Japan as a wholly-owned subsidiary of Info Shower Exchange Corp. (the "Parent" or "ISX"), a Japanese corporation. ISX is owned directly and indirectly approximately 42% by Inter Asset Japan Co., Ltd. ("IAJ"). The Company was established to develop, market and support software to accelerate internet data transmission for internet users. These activities were initiated by ISX on July 19, 2002, the date at which ISX obtained a license to certain underlying technology, and conducted by a division of ISX until formation of the Company. Subsequent to the Company's incorporation, ISX transferred the tangible and intangible assets of its internet acceleration business to the Company in exchange for its 100% ownership interest in the Company and an inter-company payable totaling approximately Y120 million. The historical basis of assets acquired has been "pushed down" to the financial statements of the Company, and the financial statements include the "carve out" operations of the ISX's internet acceleration business from July 19, 2002, to the date these operations were transferred to the Company.

       In connection with the formation of the Company, ISX also transferred rights to certain intangible assets with no historical carrying value. The company is obligated to reimburse ISX a total of (Y)111,000,000 for these assets. This obligation has been treated as a deemed distribution in the Company's financial statements since no value for these intangible assets has been reflected in these financial statements.

       Under the commercial code of Japan, a corporation's common stock account can not be less than (Y)10 million. Therefore, while the company has no par common stock, any distributions in excess of the (Y)10 million is considered as negative paid in capital. Under accounting principles generally accepted in Japan, the company " Stepped-up" the basis of assets. The deemed fair value of assets in excess of the historical basis was classified as goodwill and other intangible assets and was credited to paid in capital.

       The historical basis of assets transferred to the Company, and resulting inter-company balances with Info Shower Exchange Corp are as follows:
       (see Note 5):

       Identifiable assets transferred .....................  (Y)  20,906,957
       Software development costs ..........................       18,193,043
       Less: value assigned to common stock issued to parent      (29,900,000)
                                                              ---------------

       Payable to parent ...................................        9,100,000

       Deemed distribution payable to parent ...............      111,000,000
                                                              ---------------

       Total inter-company payable to parent ...............  (Y) 120,100,000
                                                              ===============

       Certain adjustments and reclassifications have been made in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America ("U.S. GAAP"). These adjustments were not recorded in the statutory books of account that are prepared by the Company.

       The Company has incurred losses to date of approximately (Y)23 million, has negative equity and negative working capital resulting in insufficient cash to meet current commitments. The Company's ability to continue as a going concern is dependent on the Company's ability to increase revenue or obtain additional capital. See discussion at Note 9.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

       a. CASH AND CASH EQUIVALENTS - The Company classifies highly liquid temporary investments with an original maturity of an original maturity of three months or less when purchased as cash equivalents.

       b. PROPERTY AND EQUIPMENT - Property and equipment represent machinery, equipment and software which are stated at cost less accumulated depreciation. Depreciation of machinery and equipments is computed by the declining method over the estimated useful lives of the related assets (approximately 4 - 15 years). Software developed or obtained for internal use is depreciated using the straight-line method over the estimated useful life of the software, generally not in excess of five years.

              The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value less cost to sell.

       c. SOFTWARE DEVELOPMENT COSTS - The Company capitalizes software development costs upon the establishment of technological feasibility, subject to net realizable value considerations. These costs are included in the balance sheet in property and equipment. Capitalization ends when the product is available for general release. Capitalized software development costs are amortized over 24 months using the higher of the straight line method or the ratio of current gross revenues to the total of the current and expected future revenues of the product. Costs capitalized through December 31, 2002 comprise costs to adopt licensed internet acceleration software to the Japanese Market.

       d. SOFTWARE REVENUE AND COST RECOGNITION - The Company's revenue recognition policies are in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended, and Staff Accounting Bulletin No. 101, Revenue Recognition.

              The Company sells its software and provides support service on a subscription basis through Value Added Resellers ("VAR"), Internet Service Providers ("ISP") or directly to end-users. End user subscribers to the service sign up for a one-year license, and receive a copy of the I-accele software and full access to the acceleration server maintained by the Company. Revenues are recognized ratably over the license contract period beginning with the date the license is delivered from the VAR, ISP or Company to the user.

              As distributed more fully in Note 6, the company acquired a license to software used in its products. The company pays a license fee for each customer using this product. Fees paid under this license are capitalized as deferred license fee and amortized to cost of sales over the one-year license period from the date of activation.

       e. ADVERTISING COSTS - Advertising costs are expensed as incurred. Amount charged to advertising during the period from July 19, 2002 (inception) through December 31, 2002 was approximately (Y)1,396 thousand.

       f. USE OF ESTIMATES - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       g. FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments, including accounts receivable and accounts payable are carried at cost, which approximates fair value due to the relatively short maturity of those instruments.

       h. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. The objectives of SFAS No. 144 are to address significant issues relating to the implementation of SFAS No. 121, Accounting for the Impairment of Long-lived Assets to be Disposed of, and to develop a single accounting model, based on the framework established by SFAS No.121. Although SFAS No. 144 supercedes SFAS No. 121, it retains some fundamental provisions of SFAS No. 121. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The Company did not have a material impact on the Company's financial statements.

       i. INCOME TAXES - Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

3.     RISK OF CONCENTRATION

       SIGNIFICANT DISTRIBUTOR - The Company's largest distributor is a VAR and accounted for 87% of accounts receivable - trade as of December 31, 2002. No amounts were recognized to revenue in the current period as no licenses were on-sold from the VAR to the end-user. The Company anticipates that significant distributor concentration will continue for the foreseeable future.

4.     INCOME TAXES

       The tax effects of significant items comprising the Company's deferred tax assets and liabilities as of December 31, 2002 are as follows:

       Deferred tax assets:
         Differences between book and tax basis of
            property and equipment ...................... (Y)    839,000
         Deferred revenue ...............................     18,400,000
         Enterprise taxes ...............................        494,000
                                                             -----------
                                                              19,733,000
                                                             -----------
       Deferred tax liabilities - Deferred license fees .     (5,000,000)
                                                             -----------
                                                              14,733,000

       Valuation allowance ..............................    (14,733,000)
                                                             -----------
                                                          (Y)          -
                                                             ===========

       The Company management is not able to determine whether it is more likely than not that the deferred tax assets will be realized. As a result, management has provided a 100% valuation allowance against the net deferred tax assets.

       The Company is subject to national and local income taxes, which in the aggregate result in a statutory tax rate of 42.05% for the period from July 19, 2002 (inception) through December 31, 2002.

       Reconciliation of the difference between the statutory tax rate and the effective income tax rate for the period from July 19, 2002 (inception) through December 31, 2002 is as follows:

       Statutory tax rate ..........................................   (42.05)%
       Increase (reduction) in taxes resulting from:
           Valuation allowance on deferred tax assets and other ....    73.85 %
                                                                       --------

       Effective income tax rate ...................................     31.80%
                                                                       ========

5.     RELATED PARTY

       As of December 31, 2002, the Company had amounts receivable from ISX of
       (Y)18,723 thousand arising from a Company customer's payment directly to ISX instead of the Company. Subsequent to December 31, 2002, this receivable was offset with the payable to ISX discussed below.

       The Company also had amounts payable of (Y)120,100 thousand, payable on or before April 30, 2003. This payable is non-interest bearing. As discussed earlier, this payable arises from the book value of tangible and intangible assets transferred to the Company, plus an amount distributable to ISX for the transfer of intangible assets with no historical carrying value. Subsequent to December 31, 2002 the note was paid in full upon the issuance of additional common stock of the company.

       The Company reimburses ISX for office space and server related services. The Company paid approximately (Y)4,447 thousand for the period from July 19, 2002 (inception) through December 31, 2002. Since there is no lease agreement with ISX, the Company does not have lease commitments to ISX.

       During the period, ISX charged back to the Company all direct costs of the division since inception. This includes non-capitalizable costs for product development of approximately (Y)18 million and selling, general and administrative costs of approximately (Y)11 million.

6.     COMMITTMENT

       In November 2002, the Company assumed from ISX, a license agreement for the non-exclusive use to certain internet acceleration technology. This technology forms the basis of the Company's only product offering, and was originally licensed by ISX in July 2002. The license agreement is renewable annually and requires fixed royalties in the amount of (Y)1,620 per each license sold during the period. The Company must pay the royalties within twenty days after the Company has collected from its customers. The Company has incurred approximately (Y)13 million under this license agreement through December 31, 2002.

7.     SEGMENT INFORMATION

       The company operates fully in Japan and under a single segment.

8.     SUBSEQUENT EVENTS

       On February 10, 2003, IA Global, Inc., a U.S. corporation and a Media company specializing in the innovative distribution, packaging and production of Internet-based broadband content acquired for (Y)100 million in cash newly issued common stock of the Company resulting in an ownership of 76.9% of the outstanding Common Stock of the Company. Subsequently, the Company used these proceeds to repay debt owed to ISX. IA Global, Inc. is owned directly and indirectly, approximately 76.5% by IAJ.

9.     GOING CONCERN

       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. During the period from inception through December 31, 2002, the Company has incurred losses of approximately (Y)23 million. At December 31, 2002, the Company had negative equity of approximately (Y)104 million, negative working capital of approximately (Y)134 million and did not have sufficient working capital to sustain continued operating losses. Managements' plans to address these conditions include (1) restructuring and reduction in operating expenses, (2) introduction of new customer relationships and
       (3) obtaining investor or creditor financing. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. (Continued)

(b)      Pro Forma Financial Information

                                                     IA GLOBAL, INC.
                                 Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                 as of December 31, 2002
                                                    (in U.S. Dollars)

                                                                                      I-ACCELE
                                                       HISTORICAL      HISTORICAL      MERGER                COMBINED
ASSETS                                                 IA GLOBAL        I-ACCELE     ADJUSTMENTS             COMPANIES
                                                      ------------     ----------     ---------             -----------
CURRENT ASSETS:
      Cash and cash equivalents ...................   $    444,383     $      163     $       -             $   444,546
      Accounts receivable - trade .................              -        137,371             -                 137,371
      Due from parent .............................              -        157,948             -                 157,948
      Refundable consumption taxes ................              -         46,174             -                  46,174
      Deferred license fee ........................              -        100,012             -                 100,012
      Accrued income ..............................              -            520             -                     520
                                                      ------------     ----------     ---------             -----------
          Total current assets ....................        444,383        442,188             -                 886,571

LEASEHOLD IMPROVEMENTS, PROPERTY AND EQUIPMENT, NET            812        105,075             -                 105,887

INTANGIBLE ASSETS, NET ............................              -              -       680,926(a)              680,926

OTHER ASSETS
      Software development costs, net .............              -        145,802             -                 145,802
      Other assets ................................          5,477            903             -                   6,380
                                                      ------------     ----------     ---------             -----------

                                                           450,672        693,968       680,926               1,825,566
                                                      ============     ==========     =========             ===========


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
      Accounts payable - trade ....................        246,353        109,851             -                 356,204
      Accounts payable - other ....................         31,000         34,013        21,619 (a)(2)(1)        86,632
      Loan payable - related party ................      1,063,857              -       830,000 (a)           1,893,857
      Acquisition costs payable to I-accele parent               -      1,013,160      (830,000)(c)             183,160
      Deferred revenue ............................              -        368,567             -                 368,567
      Income taxes payable ........................              -         47,241             -                  47,241
                                                      ------------     ----------     ---------             -----------
          Total current liabilities ...............      1,341,210      1,572,832        21,619               2,935,661

MINORITY INTEREST .................................              -              -             -                       -

STOCKHOLDER'S EQUITY:
      Common stock, $.01 par value ................        517,976        253,079      (253,079)(b)             517,976
      Paid in capital .............................     19,744,331       (936,393)      936,393 (b)          19,744,331
      Unearned compensation expense ...............        (80,000)             -             -                 (80,000)
      Treasury stock ..............................        (50,000)             -             -                 (50,000)
      Accumulated deficit .........................    (21,022,845)      (189,687)      (29,870)(b)         (21,242,402)
      Unrealized Foreign Exchange Gain (Loss) .....              -         (5,863)        5,863 (d)                   -
                                                      ------------     ----------     ---------             -----------
          Total stockholder's equity (deficiency) .       (890,538)      (878,864)      659,307              (1,110,095)
                                                      ------------     ----------     ---------             -----------

                                                      $    450,672     $  693,968     $ 680,926             $ 1,825,566
                                                      ============     ==========     =========             ===========

                                                    IA GLOBAL, INC.
                          Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                             Year ended December 31, 2002
                                                   (in U.S. Dollars)

                                                      HISTORICAL
                                                                 I-ACCELE          I-ACCELE
                                               HISTORICAL      FROM JULY 19,        MERGER                 COMBINED
                                               IA GLOBAL      2002 (INCEPTION)    ADJUSTMENTS              COMPANIES
                                              -----------     ----------------     ---------              -----------
REVENUE ..................................    $   406,046        $   5,265         $       -              $   411,311

COST OF SALES ............................         62,552           72,274                 -                  134,826
                                              -----------        ---------         ---------              -----------
GROSS PROFIT .............................        343,494          (67,009)                -                  276,485

EXPENSES
       Production ........................         21,728                -                 -                   21,728
       Write down of fixed assets ........         37,759                -                 -                   37,759
       Selling, general and administrative        903,001           77,357           202,438 (a)(3)         1,182,796
                                              -----------        ---------         ---------              -----------
             Total expenses ..............        962,488           77,357           202,438                1,242,283
                                              -----------        ---------         ---------              -----------

OPERATING LOSS ...........................       (618,994)        (144,366)         (202,438)                (965,798)
                                              -----------        ---------         ---------              -----------

OTHER INCOME (EXPENSE):
       Interest income ...................            212              504                 -                      716
       Interest expense ..................     (1,084,620)               -           (17,119)(a)(1)        (1,101,739)
       Other income ......................        210,695                -                 -                  210,695
                                              -----------        ---------         ---------              -----------
             Total other income ..........       (873,713)             504           (17,119)                (890,328)
                                              -----------        ---------         ---------              -----------

LOSS BEFORE INCOME TAXES .................     (1,492,707)        (143,862)         (219,557)              (1,856,126)

INCOME TAXES: ............................              -           45,825                 -                   45,825
                                                                                             (a)(2)(1)
NET LOSS .................................    $(1,492,707)       $(189,687)        $(219,557)             $(1,901,951)
                                              ===========        =========         =========              ===========
 Acquisition costs payable to I-accele parent


    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

(a) Adjustment to reflect IA Global's acquisition of I-accele, which was accounted for as a purchase with the assets acquired and liabilities assumed recorded at estimated fair values, as follows:

         Purchase price is comprised of the following:
             Acquisition of newly acquired common stock.....  $   830,000 (1)
             Acquisition costs .............................        4,500 (2)
                                                              -----------
                      Total purchase price .................  $   834,500
                                                              ===========

         Preliminary allocation of purchase price:
             Preliminary estimate of fair value of tangible
                 assets acquired ...........................  $   693,969
             Intangible Assets (intellectual property,
                 customer lists, etc.) .....................      883,364
             Payable for professional fees .................       (4,500)
             Preliminary fair value of liabilities assumed .   (1,572,833)
                                                              -----------
                                                              $         0
                                                              ===========

             IA Global acquired on February 10, 2003 newly issued stock of I-accele resulting in a 76.9% interest in I-accele, for 100 million Japanese Yen or about $830,000. The amounts shown in the pro-forma financials reflect the transaction as of the Company acquired a 100% interest. The stock was financed by a note payable to a related party.

(1) The Company financed this acquisition by borrowing the Japanese Yen 100 million from a related party. This loan bears interest at 4.5% per annum and is due and payable on January 31, 2004. A one-year extension for the payment of principal is available, if requested by the Company in writing by January 31, 2004 at which time an automatic extension will be granted until February 28, 2004. The full one-year extension request to January 31, 2005 is subject to approval by the related party. If the loan is not repaid by January 31, 2004, the debt holder is allowed to convert such debt into the Company's common stock based on 80% of the average closing price for the 20 days prior to such exercise of the conversion of the indebtedness due. The beneficial conversion feature of this loan has been valued at $277,311 and will be amortized ratably through the maturity date of January 31, 2004.

(2) Estimated legal, accounting and professional services fees to complete the transaction.

(3) Purchase allocation to tangible assets is a preliminary estimate made by management. Estimate assumes that historical values of tangible assets approximate fair value. Excess of purchase over tangible assets is for intangible assets related to intellectual property, customer lists, etc. These intangibles are amortized over a two year life Management is currently reviewing the valuation of the intangible assets with valuation professionals to validate the value.

(b) To reflect the elimination of historical common stock, additional paid in capital and retained deficit of I-accele.

(c)      Retirement of debt due ISX by I-accele

(d) Translation of Foreign Currencies: The functional currency of I-accele's operations is the Japanese yen. We translate financial statement accounts that are maintained in foreign currencies into U.S. dollars as follows. Assets and liabilities denominated in foreign currencies are translated at end-of-period exchange rates. Income, expenses and cash flows are translated using weighted-average exchange rates for the year. The resulting currency translation adjustments are reported in accumulated other comprehensive income. We include in earnings the realized currency exchange gains and losses resulting from transactions. Realized currency exchange gains and losses were immaterial during the period ended December 31, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. (Continued)

(c) Exhibits:

    Exhibit No.                    Description
    -----------                    -----------

         2.1 Investment Agreement, dated as of February 10, 2003, between IA Global, Inc. and IAccele Co., Inc. *

         2.2 Indemnification Agreement, dated as of February 10, 2003, among IA Global, Inc., IAccele Co., Inc. and InfoShowerX Co., Ltd. *

         2.3 Intercompany Loan Agreement, dated as of January 31, 2003, between IA Global, Inc. and PBAA Fund Ltd. *

         99.1     Press Release dated February 24, 2002 *


* Previously filed with this Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 16, 2003                    IA Global, Inc.
                                        (Registrant)

                                        By: /s/ Alan Margerison
                                            -------------------
                                            Alan Margerison
                                            President and
                                            Chief Executive Officer